UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2010

Summit Hotel Properties, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota		57105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	605-361-9566

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Summit Hotel Properties, LLC ("Company") announces that, effective as of January 1, 2010, payment of Priority Return distributions to Class A and Class A-1 Members will be reduced to 25% of the total amount payable. Priority Returns are a cumulative but not compounded return on each Class A Member’s and Class A-1 Member’s Adjusted Capital Contribution (as defined in the Company’s Third Amended and Restated Operating Agreement), and with respect to the Class A Members means an amount equal to 10 percent per annum, and with respect to the Class A-1 Members means an amount equal to 8 percent per annum. Unpaid Priority Returns will accrue, and will be paid prior to the payment of profit distributions to any class of Member, including the Class C Member.

Management’s comments on the reduction in Priority Return distributions:
The continued downturn in the United States economy negatively affected hotel occupancy rates and average daily rates (ADR)s nationwide during 2009, and it appears that the lodging industry will not experience a significant rebound in occupancy rates and ADRs during 2010. The occupancy rates and ADRs at the Company’s hotels have likewise declined during 2009, thus reducing operating revenues. Furthermore, the Company has over $100 million in debt maturing during 2010. This amount includes nearly $85 million on the Fortress Credit Corp. loan which matures March 5, 2010. The Company and Fortress Credit Corp. have not yet entered into an agreement concerning an extension of this loan. Given the current difficulties in obtaining financing in the United States and the state of the economy, the Company’s management believes it is prudent to conserve cash at this time.

In spite of the economic downturn, the Company generated sufficient cash from operations to satisfy its obligations throughout 2009, including all principal and interest payments on its bank debt, and monthly investor Priority Return payments. Management continues to focus its efforts on operating efficiently and reducing expenses, such as renegotiating contracts with suppliers, making reductions to staff, and most recently through the implementation of unpaid furloughs for our salaried employees. The Company has maintained a consistent renovation program for its hotels, and thus management does not anticipate that there will be significant capital expenditures that will be necessary during 2010. In addition, the revenues generated by the Company’s hotels that were acquired or constructed during 2008 and 2009 continue to stabilize, and management expects this stabilization to continue as the general economy improves.

Non-GAAP Financial Measures:
Management utilizes a variety of indicators to compare the financial and operating performance of the hotels between periods, as well as the performance of individual hotels or groups of hotels. The key indicators we use include: occupancy percentage rate which is the percentage computed as the number of hotel guestrooms occupied divided by the number of guestrooms available for occupancy; average daily rate (ADR) which is the average rental rate charged to guests; revenue per available room (RevPAR) which is the product of the occupancy rate and ADR. Each of these indicators is also commonly used throughout the hotel industry. Because the number of hotels we own each year is variable, we believe these indicators give a better indication of our performance.

Forward-Looking Statements:
This report includes "forward-looking" statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as "may," "will," "expects," "should," "believes," "plans," "anticipates," "estimates," "predicts," "potential," "continue," or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, changes in same hotel revenues, and those risks described in Item 1.A. of our annual report on Form 10-K and described in Part II, Item 1.A. of our quarterly reports filed on Form 10-Q. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Hotel Properties, LLC

January 5, 2010	By:	/s/ Kerry W. Boekelheide

Name: Kerry W. Boekelheide
Title: Chief Executive Officer